EXHIBIT 10.8

PLACEMENT AGREEMENT

May 27, 2005

Keating Securities, LLC
5251 DTC Parkway, Suite 1090 Greenwood Village, CO 80111

Re:
Private placement offering of up to $3,000,000 of securities ("Offering"), consisting of up to 300 units at an offering price of $10,000 per unit, each unit comprised of a 10% unsecured convertible promissory note of AeroGrow International, Inc. in the principal amount of $10,000 and 2,000 five-year warrants, each warrant providing for the purchase of one share of the Company's common stock at the exercise price of $5.01 per share

Dear Sirs:

AeroGrow International, Inc. ("Company") proposes to offer, offer for sale and sell up to $3,000,000 of securities, consisting of 300 units ("Units") at an offering price of $10,000 per Unit, to accredited investors. Each Unit will be comprised of a 10% unsecured convertible promissory note in the principal amount of $10,000 due June 30, 2006 ("Note") and 2,000 five-year warrants, each warrant providing for the purchase of one share of the Company's common stock at the exercise price of $5.01 per share ("Warrants").

In the event the Company completes a registered public offering of its securities ("Primary Offering") under the Securities Act of 1933, as amended ("Securities Act") on or before June 30, 2006, the principal amount of the Note will be convertible, at the holder's election, into the same securities (including securities which are part of any unit) and at the same price as those being offered in the Primary Offering. The Company agrees to register for re-offer and re-sale, the securities into which the Note may be converted ("Conversion Securities"), on the registration statement filed by the Company with respect to the securities being offered in the Primary Offering. The Note may be converted, in whole or in part, by the Holder at any time commencing on the earlier of: (i) the date 45 days after the effectiveness of the Primary Offering, or (ii) the date thirty days prior to the maturity date of the Note ("Commencement Date"), and ending on the date the Note is paid in full by the Company. The Company may not redeem the Note and will have no right to pre-pay the Note without the prior consent of the holder.

The Company agrees to file, on one occasion, a registration statement under the Securities Act to register the common stock underlying the Warrants ("Underlying Common Stock") and, to the extent the Company files a registration statement with respect to the Primary Offering, the Underlying Common Stock shall be included on such registration statement. The Warrants will be exercisable, in whole or in part, beginning on the earlier of (i) the date 45 days after the effectiveness of the Primary Offering, (ii) the date any other registration statement on which Underlying Common Stock is registered for re-offer and re-sale are included becomes effective; or (iii) the maturity date of the Note ("Commencement Date"), and ending on the fifth anniversary of the final closing of the Offering.

The Company, the Units, the Note and the Warrants will be more fully described in a private placement memorandum to completed by the Company prior to commencement of the Offering and any supplements or amendments thereto (the "Memorandum"). The Company desires to employ Keating Securities, LLC (the "Placement Agent") as its exclusive placement agent to offer, offer for sale and sell the Units subject to all of the terms and conditions of this Agreement and subject to the terms and conditions contained in the Memorandum.

For purposes of this Agreement, the terms and conditions of the Units and underlying Note and Warrants assume that the Company has completed, and therefore gives effect to, the proposed 1-for-5 reverse stock split of the Company's common stock. The Company agrees that it will complete the reverse stock split prior to the initial closing of this Offering.

1.    Description of Offering and Appointment of Agent.

(a)     Appointment. On the basis of the representations, warranties and covenants herein contained, but subject to the terms and conditions herein set forth, the Placement Agent is hereby appointed the exclusive agent of the Company during the Offering Period (as defined herein) for the purpose of finding subscribers for sale of up to $3,000,000 of Units on a "best efforts" basis. The Placement Agent may, in its sole discretion, appoint participating agents to offer and sell the Units as subagents of the Placement Agent (the "Participating Agents") pursuant a certain dealer agreement between the Placement Agent and each Participating Agent ("Dealer Agreement"). A minimum purchase of three Unit per investor is required, unless the Company and Placement Agent agree to allow a minimum purchase of one or two Units per investor, provided, in no case, shall any fractional Units be sold in the Offering. The Placement Agent acknowledges that the Company may limit its acceptance of subscriptions in any manner it deems prudent in order to provide for the timely use of subscriber funds and may reject any subscription for any reason, and the Placement Agent agrees that any such rejection of a subscription obtained by the Placement Agent or by the Participating Agents shall be deemed not to be a sale made by the Placement Agent or by the Participating Agents. The Placement Agent further acknowledges that (i) all wire transfers of subscription funds will be sent to a segregated account maintained by the Company at Steele Street State Bank ("Segregated Account"), (ii) all subscribers' checks shall be made payable to and deposited into the Segregated Account, (iii) all subscribers' check will be transmitted directly to Steele Street State Bank by noon of the next business day after receipt by the Placement Agent or the Participating Agents, (iv) all executed subscription documents shall be promptly sent to the Placement Agent, (v) no funds shall be disbursed from the Segregated Account until such time as the subscription has been accepted by the Company and approved by the Placement Agent, and (vi) Steele Street State Bank shall disburse funds from the Segregated Account only upon the written direction signed by the Company and the Placement Agent.

(b)     Offering Period. The "Offering Period" shall mean that period during which the Units are offered for sale, commencing on the date of the Memorandum and continuing for forty-five (45) days thereafter, or such later date mutually agreed to by the Company and Placement Agent but not later than August 15, 2005 (the "Termination Date"); provided, however, that the Offering Period shall in all events terminate upon the sale of all of the Units.

(c)     Acceptance. The Placement Agent hereby accepts such agency and agrees on the terms an conditions herein set forth to use the Placement Agent's best efforts during the Offering Period to find subscribers for the Units.

(d)     Private Placement Offering. The Offering will not be registered under federal securities laws or the securities laws of any state. The Company will rely upon exemptions from registration under federal securities laws and state securities acts (the "State Acts"). With respect to federal securities laws, the Company will rely on one or more exemptions from registration for sales to accredited investors (as defined in Section 2(15) of the Securities Act and Rule 501 promulgated thereunder), including, without limitation, exemptions from registration provided by Sections 3(b), 4(2) and/or 4(6) of the Securities Act, and Rule 506 of Regulation D, promulgated as part of the rules and regulations under the Securities Act (the "Rules and Regulations"). With respect to the State Acts, the Company will not be subject to them pursuant to preemption based on Section 18 of the Securities Act or will rely upon limited offering exemptions of certain states approved by the Company. The Company shall use its best efforts to qualify or register the Units for sale, or exempt the Units from qualification of registration, under the State Acts as requested by the Placement Agent, and the Company shall continue such qualifications in effect for so long as may be necessary to complete the Offering. The Company or its counsel shall provide Placement Agent with all applications, forms and documents filed in each jurisdiction where the Units are to be qualified or registered or qualified or offered in an exempt transaction under the State Acts. The Offering of the Units shall be at the offering price and upon the terms and conditions set forth in the Memorandum and the subscription agreement which is included in the subscription documents to be delivered with the Memorandum, and on the basis of the representations and warranties therein contained, and subject to the terms and conditions herein set forth.

(e)     Closing. All cash proceeds from the subscriptions (the "Funds") will be deposited into the Segregated Account maintained by the Company at Steele Street State Bank. After the Company's acceptance of subscriptions in such amount as mutually determined by the Company and the Placement Agent, and subject to the Placement Agent's approval of such subscriptions, on a date to be determined by the Company and Placement Agent (the "First Closing Date"), a closing will take place at the offices of the Company's legal counsel or another location as determined by the Company, and the Notes and Warrants evidencing the subscriptions in the forms shown in the Memorandum will be duly executed and issued by the Company in accordance with the terms of the Memorandum and promptly delivered to the investors (the "First Closing"). If the First Closing Date shall precede the Termination Date, all further proceeds from subscriptions will be deposited into the Segregated Account and any additional closings will take place at the offices of the Company's legal counsel or another location as determined by the Company and the Placement Agent (the "Additional Closings"), on a date or dates determined by the Company and the Placement Agent (the "Additional Closing Date(s)"). The Notes and the Warrants will be executed, issued and delivered in the same manner as at the First Closing.

(f)     Other Covenants. In connection with the Offering, the Company and Placement Agent each agree as follows: (i) the Units will be offered and sold only to accredited investors pursuant to the registration exemption provided by Sections 3(b), 4(2) and/or 4(6) of the Securities Act and Rule 506 of Regulation D, as and to the extent applicable to the Offering, and will otherwise comply with the applicable laws and regulations of any jurisdictions in which the Units are offered or sold, (ii) neither the offer, sale nor delivery of the Units in conformity with the terms hereof will violate Section 5 of the Securities Act, as currently in effect, and (iii) neither the Company nor Placement Agent has taken, nor will either party take any action which conflicts with the conditions and requirements of, or which would make unavailable with respect to the sale of the Units, the exemptions from registration available pursuant to Rule 506 of Regulation D or Section 3(b), 4(2) and/or 4(6) of the Securities Act and neither the Company nor Placement Agent knows of any reason why any such exemption would be otherwise unavailable to it.

(g)     Information to be Supplied. The Company will furnish or cause to be furnished to Placement Agent such information as Placement Agent reasonably believes appropriate to its assignment or necessary in connection with its assistance in the preparation of, review of, or inclusion in, the Memorandum. It is also understood that the Company may make available to Placement Agent and the offerees of the Units additional material, data or other information relating to the Company to the extent such information can be obtained without unreasonable effort or expense and is not otherwise confidential or a trade secret of the Company (collectively, as limited the "Company Data"). The Company recognizes and confirms that (a) in performing the services contemplated by this Agreement, Placement Agent will use and rely primarily on the Memorandum and Company Data made available to Placement Agent and on other information available from generally recognized public sources without having independently verified the same; (b) the contents of the Memorandum and the Company Data are the sole responsibility of the Company, and Placement Agent does not assume any responsibility for the accuracy or completeness of the Memorandum or the Company Data, and will not undertake to verify independently any of their accuracy or completeness; and (c) Placement Agent will furnish a copy of the Memorandum, and each supplement or amendment thereto, to each purchaser of Units, and Placement Agent will not employ any written material other than the Memorandum, each supplement and amendment thereto and the Company Data.

2.    Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Placement Agent and the Participating Agents (if any) as follows:

(a)     The Company has been duly incorporated, and validly exists as a corporation in good standing under the laws of the state of Nevada.

(b)     The Company has complied or will comply with Sections 3(b), 4(2) and/or 4(6) of the Securities Act, with all of the provisions of the Rules and Regulations promulgated under the Securities Act, specifically including the provisions of Regulation D and Rule 506 thereunder, applicable to them in connection with the offering and sale of the Units, and with all States Acts and regulations applicable to them in connection with the offering and the sale of the Units.

(c)     The Memorandum, and any amendments or supplements thereto, as of the date hereof, and at all subsequent times through the First Closing Date and any Additional Closing Dates, shall in all material respects conform to all applicable provisions of the Securities Act, the Rules and Regulations and the State Acts, and shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Placement Agent and any Participating Agents for use with reference to the Placement Agent and any Participating Agents in connection with preparation of the Memorandum.

(d)     The execution on performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by the Company and, at the time of its execution and performance, shall not constitute or result in any breach or violation (other than any breach or violation which shall have been waived or consented to in writing) of any of the terms, provisions or conditions of, or constitute a default under, any indenture, mortgage, deed of trust, note, contract, commitment, instrument or document to which it or any of its properties is subject, the Articles of Incorporation or Bylaws or corresponding documents of the Company, or any order, arbitration award, or judgment, of any court of governmental agency or body having jurisdiction over the Company or any of its activities or properties; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated hereby.

(e)     The Units, the Notes, the Warrants and the Agent Warrants shall be duly authorized and shall be validly issued and binding obligations of the Company, and shall conform to the description thereof contained in the Memorandum.

(f)     The Company has not been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminary or permanently enjoining such person for failing to comply with Section 503 of Regulation D.

(g)     The Company represents and warrants that at all times from the respective dates that the Memorandum (including, without limitation, any supplement or amendment thereto) and the Company Data, if any, are furnished or made available by the Company to Placement Agent or, either directly or through Placement Agent, to offerees or any of their representatives, such Memorandum (including, without limitation, any supplement or amendment thereto) and Company Data will not, taken separately or in any combination as provided to Placement Agent or any offeree or its representatives, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading,

(h)     The Company will furnish Placement Agent from time to time, such number of copies of the Memorandum and Company Data, any exhibits thereto and agreements and documents referred to therein, as Placement Agent may reasonably request.

(i)     If any event shall occur or condition exist as a result of which it is necessary or advisable, in the opinion of the Company or Placement Agent, to amend or supplement the Memorandum in order that the Memorandum will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statement therein not misleading in light of the circumstances existing at the time it is delivered to prospective purchasers, the Company will forthwith prepare and furnish to Placement Agent such number of copies as Placement Agent may reasonably request of an amendment or supplement to the Memorandum (in form and substance satisfactory to Placement Agent and its counsel) that will ensure that the Memorandum does not contain any misstatements or omissions and is not in any respect misleading and provide the same to offerees.

(j)     The Company will advise Placement Agent promptly of (A) the occurrence of any event or the existence of any condition known to the Company referred to in Section 2(i) hereof; (B) the receipt by the Company of any communication, stop order or any order from the SEC, any state securities commissioner or any other domestic or foreign securities or financial regulatory authority or self-regulatory organization concerning the offering of the Units; and (C) the commencement of any lawsuit or proceeding to which the Company is a party relating to the Units or the Offering. The Company shall make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof as promptly as possible.

(k)     The Company will (A) make available to each offeree of the Units the Memorandum; and (B) provide each offeree the opportunity to ask questions of, and receive answers from, the officers and employees of the Company concerning the terms and conditions of the Offering and to obtain any other additional information about the Company and the Units to the extent the officers and employees of the Company possess the same or can acquire it without unreasonable effort or expense and it is not otherwise confidential or trade secret information. The Company may require appropriate confidentiality and non-disclosure agreements as it is advised by counsel prior to the disclosure of any information not otherwise contained in the Memorandum.

(l)     The Company is not in default in the performance or observance of any material obligation (A) under its charter or its by-laws, or any indenture, mortgage, contract, purchase order or other agreement or instrument to which the Company is a party or by which it or any of its property is bound or affected; or (B) with respect to any order, writ injunction or decree of any court of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and there exists no condition, event or act which constitutes, nor which after notice, the lapse of time or both, could constitute a default under any of the foregoing, which in either case would have a material adverse effect on the current business of the Company.

(m)     The Company has full right, power and authority to execute and deliver this Agreement, and any document, certificate or instrument required hereunder or to be executed or delivered at any Closing in connection with the Offering (collectively, the "Documents"), and to perform all of its obligations hereunder and thereunder or contemplated hereby or thereby. The Documents have been, or will be, duly executed and delivered by the Company and the execution and delivery by the Company of the Documents and the performance of all of its obligations have been duly authorized by all requisite corporate action by the Company, and each Document (assuming the due authorization and execution of the other parties thereto) executed and delivered and obligation performed constitutes, or will constitute, the legal, valid and binding obligation of the Company enforceable in accordance with its respective terms.

(n)     The (A) authorization, execution, delivery and performance of the Documents; and (B) authorization, issuance, sale and delivery of the Units, the Note, the Warrants and the Agent Warrants will not (1) violate any provision of law or statute or any order of any court or other governmental agency applicable to the Company; or (Z) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation of any material lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under its charter or by-laws, or any indenture, mortgage, lease agreement or other material agreement or instrument to which the Company is a party or by which it or any or its property is bound or affected except for violations, conflicts breaches and defaults that would not, individually or in the aggregate materially and adversely affect the Company, Placement Agent or any investor in this Offering.

(o)     The Company has all requisite corporate power and authority to issue, sell and deliver the Units, the Note, the Warrants and the Agent Warrants and such issuances, sales and deliveries have been duly authorized by all requisite corporate action of the Company and when so issued, sold and delivered the Units, the Note, the Warrants and the Agent Warrants will be duly and validly issued and outstanding, valid and binding obligations of the Company, fully paid and nonassessable, with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, claims, encumbrances, restrictions or preemptive or any other similar rights imposed by or through the Company, except as waived prior to the Closing or as disclosed herein and as shall be disclosed in the Memorandum, and the Company shall have paid all taxes, if any, in respect of the issuance thereof. Assuming that the investors met such suitability standards as are specified by the Company and the representations and warranties of Placement Agent are accurate as to the method of offering, the offer and sale of the Units, the Note, the Warrants and the Agent Warrants are exempt from the registration requirements of the Securities Act and the rules and regulations promulgated thereunder and the state "blue sky" laws and the Units Securities will be issued in compliance with all applicable Federal and state securities laws.

(p)     No permit, consent, approval, authorization, order of, or filing with, any court or governmental authority is required in connection with the execution and delivery by the Company of this Agreement or to consummate the Offering, except that the offer and sale of the Units in certain jurisdictions may be subject to the provisions of the securities or "blue sky" laws of such jurisdictions and the federal securities laws.

(q)     There is no action suit proceeding before or by any United States court or governmental agency or body, now pending or threatened, against or affecting the Company, or any of its properties, which would reasonably be anticipated to result in any material adverse change in the condition (financial or otherwise) or in the earnings, current business, current business plan as described in the Memorandum, properties or assets of the Company and its subsidiaries (a "Material Adverse Effect").

(r)     The Company has (A) duly and timely filed all tax returns required to be filed by the Company under applicable law that include or relate to the Company, its income, assets, payroll, operations or business, which tax returns are true, correct and complete in all material respects; (B) duly and timely paid, in full, all taxes which are currently due and payable and for which the Company is liable; or (C) adequately reserved for taxes that have not been paid or are in dispute.

(s)     The Company is not in default under any agreement, lease, license contract or commitment, whether oral or written including, without limitation, agreements with employees and consultants ("Company Agreements") to which the Company is a party or by which any of its assets are bound, and there is no event known to the Company that, with notice, or lapse of time, or both, would constitute a default by any party to any Company Agreement or give any party the right to terminate or modify any of the same and the Company has not received notice that any party to any Company Agreement intends to cancel or terminate any Company Agreement or to exercise or not to exercise any renewal or extension options under any Company Agreement, except as to any events described in this subparagraph that would not have a Material Adverse Effect.

(t)     The Company holds, and is in compliance with, all permits, licenses, registrations and authorizations required by it in connection with the conduct of the business of the Company as currently conducted under all Federal, state and local laws, rules and regulations (the "Permits"), except where the failure to be in compliance has not had, and is not reasonably expected to have, a Material Adverse Effect.

(u)     The Company's financial statements, which may be unaudited, that will be included in the Memorandum, will be true and correct and fairly present, in accordance with generally accepted accounting principles, consistently applied, the financial condition of the Company as of the dates specified.

(v)     Since December 31, 2004, the Company has conducted its business in the ordinary course and has not suffered any Material Adverse Effect. The Company does not have any liabilities or obligations (whether actual or accrued, accruing or contingent, or otherwise) which, individually or in aggregate, would be deemed material, other than those set forth in the balance sheet included within the financial statements included in the Memorandum, and those incurred, in the ordinary course of its business, since December 31, 2004.

(w)     The capitalization of the Company shall be correctly and completely described in the Memorandum and, except as shall be disclosed therein, no person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Documents. There are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue shares of capital stock, except as shall be reflected in the Memorandum. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares of capital stock was issued in violation of any pre-emptive rights or similar rights to subscribe for or purchase securities.

(x)     The Company has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with its business (collectively, the "Intellectual Property Rights"), except to the extent that the failure to have such Intellectual Property Rights, individual or in the aggregate, would not have or reasonably be expected to result in a Material Adverse Effect. No claims have been made or threatened by any third party to the effect that Intellectual Property Rights used by the Company violate or infringe upon the rights of such claimant. To the actual knowledge of the Company, all of the Intellectual Property Rights are enforceable and there is no existing infringement by another person of any of the Intellectual Property Rights.

(y)     At each Closing, the Company will deliver, or cause to be delivered, to Placement Agent, in each case in form and substance satisfactory to Placement Agent and its counsel: (A) a certificate of the Company signed by the Chief Executive Officer and the Chief Financial Officer thereof certifying (1) that the representations and warranties of the Company contained in this Agreement are true and accurate in all material respects as of the Closing; and, (2) that the representations and warranties of the Company contained in each subscription agreement entered into with a prospective purchaser of the Units are true and correct in all material respects as of the date of such certificate, except to the extent any such representation or warranty was expressly made as of any other date, in which case such representation and warranty was true anal correct in all material respects as of such other date; and at the Closing, and (B) an opinion of the Company's counsel, as to matters reasonably requested by the Placement Agent. In rendering the opinions required herein, counsel and special securities counsel to the Company may, as to factual matters, rely upon certificates, statements, letters, representations and affidavits of officers of the Company, its officers, any other records of the Company, certificates of public officials, and letters of independent certified public accountants. With respect to the opinions required herein, "known to such counsel", "to the best knowledge of such counsel" or any like phrase or reference shall mean to the best of knowledge of such counsel after due inquiry and investigation; "due inquiry and investigation" shall include only (i) discussions, inquiries and conferences with officials and agents of the Company occurring in connection with such counsel's representation of the Company, (ii) review of certain corporate records documents and proceedings of the Company as provided to such counsel by the Company and (iii) review of files maintained by such counsel relating to the Company; "due inquiry and investigation" shall not mean or imply any independent verification of any factual matter of which such counsel becomes aware as a result of the foregoing discussions, inquiries and reviews.

(z)     The Company further agrees that it will not consummate the Offering unless it delivers or causes to be delivered the items described in Section 2(m) to Placement Agent at each Closing. The consummation of the Offering and the release of the investor funds from the Segregated Account shall be further subject to any other conditions set forth in the Memorandum or the subscription agreement entered into by each purchaser of Units.

(aa)     The Company will be responsible for and comply with all applicable notification and fee requirements to qualify the offering and sale under the state securities or "blue sky" laws of such jurisdiction in which any sales pursuant to the offering may be transacted and as may otherwise be required or as requested by Placement Agent provided that, in connection therewith, the Company shall not be required to qualify as a foreign corporation.

3.    Representations and Warranties of the Placement Agent. The Placement Agent represents and warrants to, and agrees with, the Company as follows:

(a)  The Placement Agent is a limited liability duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed, with all requisite power and authority to enter into this Agreement and to carry out your obligations hereunder. This Agreement (i) has been duly authorized, executed and delivered by the Placement Agent, (ii) constitutes legal, valid and binding obligation of the Placement Agent, and (iii) subject to applicable bankruptcy, insolvency and other laws affecting the enforceability of creditors' rights generally, is enforceable as to the Placement Agent in accordance with its terms, specific performance hereof being limited by general principles of equity and the enforceability of the indemnification provisions hereof.

(b)  The execution, delivery and performance of this Agreement by the Placement Agent and the consummation by the Placement Agent of the transactions contemplated hereby and by the Memorandum will not conflict with or result in the Placement Agent's breach or violation of any of the terms or provisions of, or constitute a default in any material respect under, (i) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Placement Agent is a party or to which the Placement Agent or its property is subject, (ii) the Placement Agent's charter or its operating agreement or (iii) any statute, judgment, decree, order, rule or regulation applicable to the Placement Agent of any court or governmental agency or body having jurisdiction over the Placement Agent.

(c)  The Placement Agent is, and at all times through the date of the final sale of a Unit shall remain, duly registered pursuant to the provisions of the Securities Exchange Act of 1934, as amended ("Exchange Act") as a broker-dealer and duly registered as a broker-dealer in those states in which the Placement Agent is required to be so registered in order to carry out the Offering as contemplated by the Memorandum; the Placement Agent is, and at all times through the date of the final sale of a Unit shall remain, a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"); the Placement Agent will not reallow discounts or pay commissions or other compensation for participation in the distribution of the Offering in the United States to any broker-dealer which is not a member of the NASD, the Placement Agent shall act as independent contractor, and nothing herein shall constitute the Placement Agent an employee of the Company; the Placement Agent shall not make sales of Units to discretionary accounts.

(d)  In connection with the offer, offer for sale and sale of the Units, the Placement Agent (and its representatives and agents) shall conform to and comply with (i) the provisions of the Rules of Fair Practice of the NASD, (ii) applicable provisions of federal law, including without limitation the Securities Act, the Exchange Act and the Rules and Regulations, and (iii) the State Acts and the rules and regulations thereunder, including without limitation those referred to in such letters regarding state securities and "blue sky" matters ("Blue Sky Letters") as are prepared by counsel for the Company and sent to the Placement Agent from time to time, with regard to, among other things, the period during which and conditions under which the Units may be offered, offered for sale and sold in various states; the Placement Agent shall not distribute the Memorandum or otherwise commence the Offering in any jurisdiction without prior confirmation from the Company or its counsel that the Offering may be commenced under applicable securities laws, rules and regulations.

(e)  The Placement Agent will use its best efforts to procure subscribers for the Units and will conduct the Offering in compliance with the suitability standards set forth in the Memorandum and with the requirements of Sections 3(b), 4(2) and/or 4(6) of the Securities Act and Rule 506 of Regulation D, as and to the extent applicable to the Offering; accordingly, at all times through the date of the final sale of a Unit, the Placement Agent will have:

(i)  not made any untrue statement of a material fact and not omitted to state a material fact required to be stated or necessary to make any statement made not misleading, to the extent any representations are made by the Placement Agent concerning the Offering or matters set forth in the Memorandum and Company Data other than those set forth in the Memorandum and Company Data;

(ii)  not offered, offered for sale, or sold the Units by means of: (A) any advertisement, article, notice, or other communication mentioning the Units published in any newspaper, magazine or similar medium or broadcast over television or radio; (B) any seminar or meeting, the attendees of which have been invited by any general solicitation or general advertising; or (C) any letter, circular, notice, or other written communication, unless the communication is accompanied or preceded by the Memorandum;

(iii)     prior to the sale of any of the Units, reasonably believed that each subscriber and his or her purchaser representative, if any, met the suitability and other investor standards set forth in the Memorandum and the Blue Sky Letters, and the Placement Agent will have prepared and maintained, for your benefit and the benefit of the Company, file memoranda and other appropriate records substantiating the foregoing;

(iv)     only used sales materials other than the Memorandum and Company Data which have been approved for use in the Offering by the Company, and refrained from providing any such materials to any offeree unless such materials were accompanied or preceded by the Memorandum;

(v)     provided each offeree with a copy of the Memorandum;

(vi)     promptly distributed any amendment or supplement to the Memorandum provided to the Placement Agent by the Company under this Agreement to persons who had previously received a copy of the Memorandum from the Placement Agent and who the Placement Agent believed continued to be interested in the Units and have included such amendment or supplement in all deliveries of the Memorandum made after receipt of any such amendment or supplement; and

(vii)     not made any representations on behalf of the Company other than those contained in the Memorandum and the Company Data, nor shall the Placement Agent have acted as an agent of the Company or for the Company in any other capacity, except as expressly set forth herein.

4.    Compensation and Expenses.

(a)     The Company agrees to pay to the Placement Agent a placement fee of ten percent (10%) of the aggregate gross offering proceeds of all of the Units sold. The Placement Agent may instruct the Company to pay a portion of any placement fee due directly to Participating Agents. Such placement fee shall be due and payable at each closing. The Company also agrees to pay to the Placement Agent, as warrant placement agent for transactions involving the exercise of any Warrants after the first anniversary of the closing of this Offering, which exercise is solicited by the Placement Agent, a warrant solicitation fee of five percent (5%) of the aggregate exercise price received. Notwithstanding the foregoing, the warrant solicitation fee shall immediately terminate without further action by any party in the event the Company commences a registered offering of its securities which is declared effective by the U.S. Securities and Exchange Commission ("SEC") prior the first anniversary of the closing of this Offering.

(b)     In addition, the Company shall issue and sell, at each closing, to the Placement Agent or its designees 200 warrants for each Unit sold in the Offering at a price of $0.0001 per warrant ("Agent Warrants"). Each Agent Warrant shall entitle the holder thereof to purchase one share of the Company's common stock. The Agent Warrants shall be exercisable at any time alter the first anniversary of the closing of this Offering at a price equal $6.00 per share, on a net-issuance or cashless basis. The Company hereby grants the same registration rights to the Placement Agent with respect to the shares of common stock underlying the Agent Warrants as are granted to investors with respect to the Warrants as set forth in this Agreement. The Agent Warrants will expire five (5) years from the date of issuance. Notwithstanding the foregoing, the Agent Warrants shall immediately terminate and be canceled without further action by any party in the event the Company commences a registered offering of its securities which is declared effective by the SEC prior the first anniversary of the closing of this Offering.

(c)     The Company will pay all costs and expenses related to the Offering and/or the performance of the Company's obligations under this Agreement, including preparation of the Memorandum, preparation of related documentation, accounting fees, legal fees, experts fees, consultants' fees, escrow fees, filing fees with the SEC and applicable states, any costs and expenses to qualify the Units for sale in any state, and any all costs and expenses for investor or road show presentations. Notwithstanding the foregoing, the Company shall not be responsible for any expenses of the Placement Agent or Participating Agents incurred in connection with the Offering, including, but without limitation, attorneys' fee, operating expenses, travel expenses and other incidental expenses incurred by the Placement Agent or the Participating Agents; except that the Company shall pay the Placement Agent a non-accountable expense allowance equal to three percent (3%) of the aggregate gross offering proceeds of all of the Units sold ("Allowance"). Upon execution of this Agreement, the Company shall pay the Placement Agent a non-refundable advance of $15,000, which such advance being credited against the Allowance earned with respect to the first $500,000 of gross offering proceeds raised in the Offering.

5.    Covenants of the Company. The Company covenants and agrees that it will:

(a)     Comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, by the Rules and Regulations from time to time in force, and by all State Acts, to permit the continuance of offers and sales of the Units in accordance with the provisions of Sections 3(b), 4(2) and/or 4(6) of the Securities Act and of Rule 506 of Regulation D, as and to the extent applicable to the Offering, and the Memorandum. During the Offering Period, the Company will amend or supplement the Memorandum in order to make such Memorandum comply with the requirements of the Securities Act, the Rules and Regulations and the State Acts.

(b)     Until the termination of the Offering Period, furnish to the Placement Agent information necessary to keep the Memorandum fair, accurate and complete in all material respects.

(c)     If at any time any event occurs as a result of which the Memorandum would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Company will notify the Placement Agent thereof (unless the information shall have been received from the Placement Agent) and will effect the preparation of an amended or supplemental Memorandum which will correct such statement or omission.

(d)     Upon the Placement Agent's reasonable request, the Company will prepare an amended or supplemental Memorandum and take any other action which may be necessary of advisable in connection with the offer and sale of the Units.

(e)     Not offer, offer to sell, offer for sale or sell any of the Units of the Company or other securities, except and to the extent any such offer, offer to sell, offer for sale or sale shall not render unavailable the exemptions from registration and qualification requirements of the Securities Act and the State Acts relied upon the respect to the offering and sale of the Units contemplated by this Agreement.

(f)     Provided their subscriptions are accepted by the Company and approved by the Placement Agent, issue the Notes and Warrants with respect to the Units to the holders in accordance with the description of the procedures as set forth in the Memorandum and the subscription documents to be delivered with the Memorandum.

(g)     Prepare, execute and file a Form D (and any and all amendments or supplements thereto) with the SEC in timely manner and deliver copies thereof to the placement Agent, together with copies of all forms (including without limitation, Form Ds) and other documents and/or materials filed either before or after the First Closing Date and the Additional Closing Dates, and comply with Regulation D and the State Acts and make any fillings required by the SEC and state securities authorities in a timely manner.

(h)     The Company will make available for inspection by the Placement Agent or its authorized representatives, at the Company's principal office during normal business hours, any information and documents relating to the business and operations of the Company as the Placement Agent may reasonably request and as are available to the Company or obtainable by it without unreasonable effort or expense.

(j)     The Company shall at all times reserve and keep available such number of authorized shares of its common stock as are sufficient to permit the exercise of the Warrants and Agent Warrants; all shares of common stock issued upon the exercise of Warrants and Agent Warrants, upon receipt of full payment therefore, will be duly authorized, validly and legally issued, fully paid and nonassessable, and such common stock will not have been issued in violation of or subject to any preemptive rights provided for by law or by the Company's corporate charter or bylaws or be subject to any lien, claim, encumbrance, security interest, preemptive rights or any other claim of any third party.

(k)     The Company shall file such registration statements and include such securities of the Company in such registration statements filed under the Securities Act as specifically provided in the Memorandum and the subscription agreement entered into by the purchaser of the Units.

6.    Covenants of Placement Agent. The Placement Agent covenants and agrees that it will:

(a)     Comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, by the Rules and Regulations from time to time in force, and by all State Acts, to permit the continuance of offers and sales of the Units in accordance with Sections 3(b), 4(2) and/or 4(6) of the Securities Act and of Rule 506 of Regulation D, as and to the extent applicable to the Offering, and the Memorandum.

(b)     Comply with all applicable rules of the NASD and any other laws, rules and regulations applicable to broker-dealers.

(c)     Not offer, offer to sell, offer for sale or sell any of the Units of the Company or other securities, except and to the extent any such offer, offer to sell, offer for sale or sale shall nor render unavailable the exemptions from registration and qualification requirements of the Securities Act and the State Acts relied upon with respect to the offering and sale of the Units contemplated by this Agreement.

7.    Conditions of Closing. The purchase of, and payment for, the Units on the First Closing Date and any Additional Closing Dates shall be subject to the continuing accuracy of the representations and warranties of the Company and the Placement Agent as of the date hereof and as of the First Closing and any Additional Closings, to the performance by the Company and Placement Agent of their respective obligations hereunder, and to the following conditions:

(a)     The Placement Agent's obligations as provided herein shall be subject to the accuracy of the representations, warranties and covenants of the Company herein contained as of the date hereof and as of the Closing Date and any Additional Closing Dates, and to the performance by the Company of its obligations hereunder to be performed.

(b)     At the First Closing and the Additional Closing, if any, the Company shall:

(1)     Accept subscriptions of qualifying potential purchasers that the Company reasonably believes to be qualified investors under Regulation D and the State Acts, in accordance with the Memorandum.

(2)     Issue and deliver the Notes and Warrants with respect to the Units to subscribers as described in the Memorandum.

(c)     At the First Closing and the Additional Closing, if any, the Placement Agent shall:

(1)     Deliver to the Company all subscription agreements that the Company agrees are acceptable.

(2)     Receive from the Company or give assignment instructions for all compensation, including Agent Warrants, payable to the Placement Agent.

8.    Indemnification.

(a)     The Placement Agent and each of the Participating Agents, severally and not jointly, agree to indemnify and hold the Company and the directors, officers, employees, agents, attorneys, shareholders and control persons (as defined under federal and state securities laws) of the Company, and the respective heirs, personal representatives and assigns of each of the foregoing (collectively, the "Company Indemnified Persons") harmless from and against any loss, liability, claim, damage and expense (including, but not limited to, expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever based upon) to which the Company Indemnified Persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys' and experts' fees) arise solely out of (i) any breach of any representation, warranty, agreement or covenant under this Agreement by Placement Agent or under the Dealer Agreement by Participating Agents, (ii) any untrue statement or alleged untrue statement of any material fact contained in the Memorandum, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Memorandum or such supplement or such amendment in reliance upon and in conformity with information furnished to the Company by the Placement Agent, (iii) any statement made, either orally or in a writing other than the Memorandum or the Company Data, by the Placement Agent or the Participating Agents containing an untrue statement or alleged untrue statement of any material fact or the omission or alleged omission to state a material fact required to be stated or necessary to make the statements not misleading, unless such statements or omissions are made in reliance upon or in conformity with statements made or information provided by the Company and/or the actions of the Company, and/or (iv) any amount paid in settlement of any litigation, commenced or threatened, or of any claim based upon any of the matters under (i) through (iii) (including, but not limited to, expenses reasonably incurred in investigating, preparing or defending against any such litigation or claim) if such settlement is affected with the written consent of the Placement Agent and/or the effected Participating Agents.

If for any reason, the foregoing indemnification is unavailable to any Company Indemnified Persons, then the Placement Agent or Participating Agents shall contribute to the amount paid or payable by any such Company Indemnified Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Placement Agent or Participating Agents and any Company Indemnified Person.

Promptly after a Company Indemnified Person receives notice of the commencement of any action, claim, proceeding or investigation ("Action"), such Company Indemnified Person, if a claim in respect thereof is to be made against the Placement Agent or Participating Agents under this Section 8(a), will notify the Placement Agent or Participating Agents of the commencement thereof. The omission to so notify the Placement Agent or Participating Agents will relieve the Placement Agent and Participating Agents from any liability which they may have to any Company Indemnified Person under this Section 8(a) if the Placement Agent or Participating Agents have been prejudiced in asserting, or shall have lost the right to assert, a legal defense by reason of such omission. The Placement Agent or Participating Agents will be entitled to participate in, and, to the extent that they may wish, to assume the defense thereof subject to the provisions herein stated, with counsel reasonably satisfactory to such Company Indemnified Person. The Company Indemnified Person will have the right to employ separate counsel in any such Action and to participate in the defense thereof but the fees and expenses of such counsel will be at the expense of the Company Indemnified Person if the Placement Agent or Participating Agents have assumed the defense of the Action with counsel reasonably satisfactory to the Company Indemnified Person. No settlement of any Action against a Company Indemnified Person for which indemnification from the Placement Agent or Participating Agents is sought will be made without the consent of the Placement Agent or Participating Agents.

(b)     The Company agrees to indemnify and hold the Placement Agent and Participating Agents, and the directors, officers, employees, agents, attorneys, shareholders and control persons (as defined under federal and state securities laws) of the Placement Agent and Participating Agents, and the respective heirs, personal representatives and assigns of each of the foregoing (collectively, the "Agent Indemnified Persons") harmless from and against any loss, liability, claim, damage and expense (including, but not limited to, expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever based upon) to which the Agent Indemnified Persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys' and experts' fees) arise out of or relate to: (i) any breach of any representation, warranty, agreement or covenant under this Agreement by the Company, (ii) any untrue statement or alleged untrue statement of any material fact contained in the Memorandum, or any amendment or supplement thereto, or the Company Data, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any statement made, either orally or in a writing other than the Memorandum or the Company Data, by the Company containing an untrue statement or alleged untrue statement of any material fact or the omission or alleged omission to state a material fact required to be stated or necessary to make the statements not misleading, and/or (iv) any amount paid in settlement of any litigation, commenced or threatened, or of any claim based upon any of the matters under (i) through (iii) (including, but not limited to, expenses reasonably incurred in investigating, preparing or defending against any such litigation or claim) if such settlement is affected with the written consent of the Company; provided, however, that the Company shall not be liable to any Agent Indemnified Persons to the extent that any such losses, claims, damages, liabilities, costs or expenses, or any actions in respect thereof, arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Memorandum or such amendment or such supplement in reliance upon and in conformity with information furnished to the Company by or on behalf of the Placement Agent.

If for any reason, the foregoing indemnification is unavailable to any Agent Indemnified Persons, then the Company shall contribute to the amount paid or payable by any such Agent Indemnified Persons as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Company and any Agent Indemnified Person.

Promptly after an Agent Indemnified Person receives notice of the commencement of any action, claim, proceeding or investigation ("Action"), such Agent Indemnified Person, if a claim in respect thereof is to be made against the Company under this Section 8(b), will notify the Company of the commencement thereof. The omission to so notify the Company will relieve the Company from any liability which it may have to any Agent Indemnified Person under this Section 8(b) if the Company has been prejudiced in asserting, or shall have lost the right to assert, a legal defense by reason of such omission. The Company will be entitled to participate in, and, to the extent that they may wish, to assume the defense thereof subject to the provisions herein stated, with counsel reasonably satisfactory to such Agent Indemnified Person. The Agent Indemnified Person will have the right to employ separate counsel in any such Action and to participate in the defense thereof but the fees and expenses of such counsel will be at the expense of the Agent Indemnified Person if the Company has assumed the defense of the Action with counsel reasonably satisfactory to the Agent Indemnified Person. No settlement of any Action against an Agent Indemnified Person for which indemnification from the Company is sought will be made without the consent of the Company.

9.    Representations, Indemnities and Agreements to Survive Sale and Payment. The respective representations, indemnities, warranties, covenants and other agreements of the Company and the Placement Agent set forth in or made pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent, the Company, or any Agent Indemnified Person or Company Indemnified Person, and shall survive closing, delivery of, and payment for the Units.

10.    Termination of Agreement. Notwithstanding any of the terms and provisions thereof, this Agreement may be terminated by the Placement Agent based on a material breach of this Agreement by the Company. The Placement Agent shall give fifteen (15) days' prior written notice to the Company of such material breach, and the Company shall have thirty (30) days to cure such material breach before the Placement Agent may terminate the Agreement. In the event the Placement Agent reasonably determines that the Units are not marketable, notwithstanding its best efforts to sell the Units, the Placement Agent may terminate this Agreement with thirty (30) days' prior written notice to the Company.

In the event of any termination this Agreement or the expiration of the Offering Period, the Placement Agent shall be entitled to: (i) any fees and compensation to which it was entitled as of the date of termination or expiration, and (ii) the fees and compensation as set forth in Section 4 for any securities sold by Company during the one (1) year period following such expiration or termination to any investor introduced by Placement Agent and/or any Participating Agent.

Additionally, Sections 4, 8, 9, 10, 11, 12 and 14 shall survive any termination or survive closing, delivery of, and payment for the Units.

11.    Notices. All notices, requests, demands or other communications with respect to this Agreement shall be in writing and shall be personally delivered or mailed, postage prepaid, certified mail, or delivered by facsimile or a nationally recognized express courier service, charges prepaid, to the Company or Placement Agent at the addresses set forth in this Agreement (or such other addresses as the parties may specify from time to time in accordance with this section). Any such notice shall, when sent in accordance with the preceding sentence, be deemed to have been given and received, on the earliest of: (i) on the day personally delivered including by facsimile, (ii) on the third day following the date mailed, or (iii) twenty-four hours after shipment by such courier service.

12.    Successors. This Agreement shall be binding upon and inure solely to the benefit of the Placement Agent and the Company and, to the extent provided in Section 8, an Agent Indemnified Person or Company Indemnified Person, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Units shall be construed a successor, representative or assignee by reason of such purchase.

13.    Right of Exclusive Representation. During the one year period following the date hereof, the Company grants Placement Agent the right to act as the Company's exclusive placement agent and/or managing underwriter for any private placement or public offering of securities by the Company. This provision will not apply to any sale of securities to employees.

14.    Miscellaneous Provisions.

(a) Construction. This agreement shall be governed by, subject to and construed in accordance with the laws of the state of Colorado without regard to such state's conflicts of law principles.

(b) Severability. If any portion of this Agreement shall be held invalid or inoperative, then, so far as is reasonable and possible (i) the remainder of this Agreement shall be considered valid and operative, and (ii) effect shall be given to the intent manifested by the portion held invalid or inoperative.

(c) Modification or Amendment. This Agreement may not be modified or amended except by written agreement executed by the parties hereto.

(d) Number and Gender of Words. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely,

(e) Other Instruments; Counterparts. The parties hereto covenant and agree that they will execute such other and further instruments and documents are or may become necessary or convenient to effect and carry out the terms of this Agreement. This Agreement may be executed by facsimile signatures and in multiple counterparts, each of which shall be deemed an original. It shall not be necessary that each party executes each counterpart, or that any one counterpart be executed by more than one party so long as each party executes at least one counterpart.

(f) No Partnership. The Placement Agent is not a principal of or a partner with, or does not control in any way, the Company or its employees or agents.

(g) Announcements. Before the Company releases any information referring to the Placement Agent's role under this Offering or uses Placement Agent's name in a manner which may result in public dissemination thereof, the Company shall furnish drafts of all documents or prepared oral statements to Placement Agent for comments, and shall not release any information relating thereto without the prior written consent of the Placement Agent. Nothing herein shall prevent the Company from releasing any information to the extent that such release is required by law, rule or regulation. The Company agrees that, following the completion of the Offering, the Placement Agent shall have the right to place "tomb stone" advertisements in financial and other newspapers and journals, at the Company's cost, describing its services to the Company hereunder, provided that Placement Agent will submit a copy of any such advertisements to the Company for its prior approval, which approval shall not be unreasonably withheld.

(h) Assignment. The Placement Agent may assign this Agreement to another company or firm under its common control. Otherwise, this Agreement shall not be assignable by any party to this Agreement without the express prior written consent of the other party to the Agreement, and in the event of an attempted assignment by one party to this Agreement without such consent, such attempted assignment shall be void and without effect.

(i) Parties. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and any permitted assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained, except that the Participating Dealers shall be a third party beneficiary of the provisions of Section 8(b) hereof.

(j) Entire Agreement. This Agreement contains the entire understanding between the parties and supersedes any prior understandings or written or oral agreements between them respecting the subject matter hereof.

(k) Consent to Jurisdiction and Waiver of Trial by Jury. Each party hereto: (i) consents to personal jurisdiction and service and venue in any court in which a claim subject to this agreement is brought against the other party hereto or any other Indemnified Party; and (ii) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) related to or arising out of the engagement of Placement Agent pursuant to, or the performance by Placement Agent of the services contemplated by, this Agreement.

(1) Attorneys' Fees. In the event any party hereto shall commence legal proceedings against the other to enforce the terms hereof, or to declare rights hereunder, as the result of a breach of any covenant or condition of this Agreement, the prevailing party in any such proceeding shall be entitled to recover from the losing party its costs of suit, including reasonable attorneys' fees, as may be fixed by the court.

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If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Agreement and the Placement Agent's acceptance thereof shall constitute a binding agreement between you, as the Placement Agent, and the Company.

AeroGrow International, Inc.

By:	/s/ Michael Bissonnette, President

ACCEPTED AND AGREED TO:

/s/ Timothy J. Keating, President

Date: May 27, 2005